CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-286595 on Form S-6 of our report dated June 30, 2025, relating to the financial statement of FT 12248, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 41, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 30, 2025